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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 11, 1999



                           MOLECULAR BIOSYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        DELAWARE                   1-10546                   36-3078632
 (STATE OF INCORPORATION)  (COMMISSION FILE NUMBER)  (I.R.S. IDENTIFICATION NO.)



              10030 BARNES CANYON ROAD, SAN DIEGO, CALIFORNIA 92121
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 812-7001



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Item 5.  Other Events


          DEFINITIVE AGREEMENT TO MERGE WITH PALATIN TECHNOLOGIES, INC.

         On November 12, 1999, the Molecular Biosystems, Inc. (the "Company") and Palatin Technologies of Princeton, New Jersey jointly announced that they had signed a definitive agreement to merge. Under the agreement, stockholders of the Company will receive shares of common stock of Palatin in exchange for their MBI common stock. The exchange ratio under the merger agreement will result in shareholders of each company owning approximately 50% of the merged entity, on a fully diluted basis, which will operate under the name Palatin Technologies and will be headquartered in Princeton. The merger is subject to shareholder approval. The stock exchange will be accounted for using purchase accounting.



Item 7.  Financial Statements and Exhibits

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
         10.1              Press release dated November 12, 1999.

         10.2              Agreement and Plan of Merger dated November 11, 1999

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MOLECULAR BIOSYSTEMS, INC.




   /s/ ELIZABETH HOUGEN
-------------------------------
Elizabeth Hougen
Executive Director, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)


11/23/99
-------------------------------



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                                  EXHIBIT INDEX
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

     Exhibit               Description

    10.1                   Press release dated November 12, 1999.

    10.2                   Agreement and Plan of Merger dated November 11, 1999.

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